Exhibit No. 2
Headway Corporate Resources, Inc.
Form 8-K dated July 28, 1997
File No. 0-23170


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08615) and related Prospectus of
Headway Corporate Resources, Inc., of our report dated June 30, 1997, with respect to the combined financial statements of Administrative Sales Associates Temporaries, Inc. and
Administrative Sales Associates Inc., included in Headway Corporate Resources, Inc.'s, Form 8-K dated July 28, 1997, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

New York, New York
August 6, 1997